UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 2, 2003

I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18338	33-0121984
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

20202 Windrow Drive
Lake Forest, CA 92630
(Address of Principal Executive Offices, including zip code)

(949) 206-2700
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure

     On September 3, 2003, I-Flow Corporation issued a press release announcing that, effective as of September 2, 2003, it had entered into a private placement with certain accredited investors for the sale of 1,666,740 shares of I-Flow common stock, together with warrants to purchase up to 250,011 shares of I-Flow common stock. Under the terms of the private placement, I-Flow will sell the shares of I-Flow common stock at a purchase price of $7.50 per share; the warrants to purchase I-Flow common stock will be exercisable for a period of 5 years at an exercise price of $10.00 per share. Gross proceeds to I-Flow from the private placement are expected to be $12,500,550. In addition, I-Flow will be required to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of its common stock sold in connection with the private placement or issuable upon exercise of the warrants, within 30 days after the completion of the transaction.

     Attached hereto and incorporated herein by reference are (1) the Securities Purchase Agreement, dated as of September 2, 2003, containing the terms of the private placement; and (2) the I-Flow press release, dated September 3, 2003, announcing the private placement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits. The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of September 2, 2003.
99.1	Press release of I-Flow Corporation, dated September 3, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2003

I-FLOW CORPORATION

By:	/s/ James J. Dal Porto

James J. Dal Porto Executive Vice President, Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Securities Purchase Agreement, dated as of September 2, 2003.
99.1	Press Release of I-Flow Corporation, dated September 3, 2003.